EXHIBIT 99.1

ASP Isotopes Inc. Hosts Investor Access Event in South Africa Providing Updates on its Silicon-28, Ytterbium-176 and Carbon-14 Facilities

- This week the Company welcomes a group of institutional investors from around the world to its facilities located in Pretoria, South Africa for a two-day investor access event.

- During the investor access event, the Company intends to show the investors the results achieved from Quantum Enrichment demonstrating an enrichment factor of up to 678, versus previous expectations of greater than 50. This compares to an enrichment factor of less than 20 for other laser-based enrichment approaches.

 - Commissioning of the Silicon-28 and Ytterbium-176 facilities is currently running ahead of schedule with commercial production expected to commence during the first quarter of 2025 versus previous expectations of the first half of 2025.

- The first shipment of Carbon-14 feedstock is currently in transit and anticipated to arrive in South Africa in January, with the second shipment expected to arrive in February/March, allowing for expected commercial production of enriched Carbon-14 and sales during the first half of 2025.

Washington, D.C., January 13, 2025 (GLOBE NEWSWIRE) -- ASP Isotopes Inc. NASDAQ: ASPI ("ASP Isotopes” or the “Company”), an advanced materials company dedicated to the development of technology and processes for the production of isotopes for use in multiple industries, today welcomes a group of 27 investors from 9 different countries to its facilities in South Africa for a two-day investor access event.

The facilities tour will include our Operational Head Office, Research and Development Center, first Quantum Enrichment Laser Isotope Facility (Ytterbium-176), Carbon-14 enrichment facility, multi-isotope enrichment facility (Silicon-28) and PET Labs.  Investors will also spend a morning at Pelindaba, the operational base of Necsa (South African Nuclear Engineering Corporation), which is the site where the planned joint venture between ASP Isotopes, Quantum Leap Energy and Necsa expects to construct their first advanced nuclear fuels production facility.

The Company will present to investors the enrichment data that has been achieved to date using Quantum Enrichment (QE), the Company’s laser-based approach to isotope enrichment. QE has delivered enrichment factors of up to 678, which have been achieved on four different elements.

ASP Isotopes uses QE, not AVLIS as its laser-based enrichment approach. During the investor event, management will present data that it believes demonstrates the distinction between Quantum Enrichment and AVLIS.

Published literature suggests that other laser-based approaches for isotope enrichment achieved enrichment factors of less than 20(1)(2). The enrichment factor achieved by QE is up to 30-fold greater and Company management believes that this could lead to production efficiencies significantly greater than anything ever achieved with AVLIS.

The Company will also provide updates on the commissioning phase for both the Silicon-28 and the Ytterbium-176 facilities.  We expect to commence commercial production of Silicon-28 and Ytterbium-176 during the first quarter of 2025, compared to previous expectations of the first half of 2025.

The Company is also pleased to announce that it has been informed by its Canadian customer, RC14, that the first shipment of Carbon-14 feedstock is in transit and should arrive in South Africa in January.  Assuming the second batch of feedstock arrives in February/March, the Company expects to produce and sell the first enriched Carbon-14 during the first half of 2025.

“The construction and commissioning teams have worked exceptionally hard through December and the holiday period to accelerate the commissioning phase of the Silicon-28 and Ytterbium-176 facilities. Both isotopes are urgently required; Silicon-28 to further advance next generation semiconductors and Yterrbium-176 to further advance oncology treatments that will improve patient outcomes.  We look forward to an exciting 2025 with a number of key deliverables anticipated” said Paul Mann, Chairman and Chief Executive Officer of ASP Isotopes and Quantum Leap Energy.

(1) Greenland, Contemporary Physics, vol 31, pages 405-424

(2) Snyder, Science & Global Security, Vol 24, 68-91

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Inducement Awards.

In connection with commencing employment, two new non-executive employees of ASP Isotopes Inc. were granted awards of restricted stock covering an aggregate of 275,000 shares of ASP Isotopes Inc.’s common stock, par value $0.01 per share. The shares of restricted stock will vest, based on continued service to ASP Isotopes Inc., in eight equal semi-annual installments over a four-year period. The restricted stock awards were approved by the Company’s Compensation Committee and Board of Directors and were granted under the Company’s 2024 Inducement Equity Incentive Plan as employment inducement awards pursuant to Nasdaq Listing Rule 5635(c)(4).

About ASP Isotopes Inc.

ASP Isotopes Inc. is a development stage advanced materials company dedicated to the development of technology and processes to produce isotopes for use in multiple industries. The Company employs proprietary technology, the Aerodynamic Separation Process (“ASP technology”). The Company’s initial focus is on producing and commercializing highly enriched isotopes for the healthcare and technology industries. The Company also plans to enrich isotopes for the nuclear energy sector using Quantum Enrichment technology that the Company is developing. The Company has isotope enrichment facilities in Pretoria, South Africa, dedicated to the enrichment of isotopes of elements with a low atomic mass (light isotopes).

There is a growing demand for isotopes such as Silicon-28 for enabling quantum computing; Molybdenum-100, Molybdenum-98, Zinc-68, Ytterbium-176, and Nickel-64 for new, emerging healthcare applications, as well as Chlorine-37, Lithium-6, Lithium-7 and Uranium-235 for green energy applications. The ASP Technology (Aerodynamic Separation Process) is ideal for enriching low and heavy atomic mass molecules. For more information, please visit www.aspisotopes.com.

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Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the performance and future of the Company’s enrichment technologies, the market demand for Silicon-28 and Ytterbium-176, the commencement of supply of enriched isotopes to customers, and the Company’s planned joint venture with Necsa. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements can be identified by words such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “projects,” “will,” “may,” “might,” and words of a similar nature. Examples of forward-looking statements include, among others but are not limited to, statements we make regarding expected operating results, such as future revenues and prospects from the potential commercialization of isotopes, future performance under contracts, and our strategies for product development, engaging with potential customers, market position, and financial results. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results, financial condition, and events may differ materially from those indicated in the forward-looking statements based upon a number of factors. Forward-looking statements are not a guarantee of future performance or developments. You are strongly cautioned that reliance on any forward-looking statements involves known and unknown risks and uncertainties. Therefore, you should not rely on any of these forward-looking statements. There are many important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements, including the outcomes of various strategies and projects undertaken by the Company; the potential impact of laws or government regulations or policies in South Africa, the United Kingdom or elsewhere; our reliance on the efforts of third parties; our ability to complete the construction and commissioning of our enrichment plants or to commercialize isotopes using the ASP technology or the Quantum Enrichment Process; our ability to obtain regulatory approvals for the production and distribution of isotopes; the financial terms of any current and future commercial arrangements; our ability to complete certain transactions and realize anticipated benefits from acquisitions; contracts, dependence on our Intellectual Property (IP) rights, certain IP rights of third parties; and the competitive nature of our industry. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise. This press release includes market and industry data and forecasts that we obtained from internal research, publicly available information and industry publications and surveys. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Unless otherwise noted, statements as to our potential market position relative to other companies are approximated and based on third-party data and internal analysis and estimates as of the date of this press release. We have not independently verified this information, and it could prove inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data-gathering process and other limitations and uncertainties. In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the information and forecasts from sources cited herein. No information in this press release should be interpreted as an indication of future success, revenues, results of operation, or stock price. All forward-looking statements herein are qualified by reference to the cautionary statements set forth herein and should not be relied upon.

Contacts

Jason Assad– Investor relations

Email: Jassad@aspisotopes.com

Telephone: 561-709-3043

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